UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2024

INMED PHARMACEUTICALS INC.

(Exact Name of Company as Specified in Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InMed Pharmaceuticals Inc. Suite 310 - 815 W. Hastings Street, Vancouver, B.C. Canada	V6C 1B4
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (604) 669-7207

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ms. N. Netta “Neeta” Jagpal as Chief Financial Officer and Corporate Secretary

On February 8, 2024, the Board of Directors (the “Board”) of InMed Pharmaceuticals Inc. (the “Company”) appointed Ms. N. Netta “Neeta” Jagpal (“Ms. Jagpal”) (aged 51) to serve, effective as of February 20, 2024 (the “Effective Date”), as Chief Financial Officer and Corporate Secretary of the Company. In her role as Chief Financial Officer and Corporate Secretary, Ms. Jagpal shall formally assume the duties of the Company's principal financial officer and principal accounting officer immediately following the Effective Date.

The Company and Ms. Jagpal have entered into an employment agreement (the “Employment Agreement”), effective as of the Effective Date, to memorialize her employment with the Company. Pursuant to the terms of the Employment Agreement, Ms. Jagpal will serve as Chief Financial Officer and Corporate Secretary as and from the Effective Date and will continue until terminated as provided for in the Employment Agreement. In consideration of the Services (as defined in the Employment Agreement) to be provided by Ms. Jagpal, she will receive an annual base salary of CAD$325,000 and be eligible for an annual discretionary bonus, which will be subject to the approval of the Board and the compensation committee of the Company, in their sole discretion, on an annual basis in accordance with the Company’s annual performance and compensation review process, including consideration of the Company’s market capitalization and financial stability. In accordance with the terms of the Employment Agreement, the target annual discretionary bonus for Ms. Jagpal shall equal 40% of the base salary paid to Ms. Jagpal in the preceding 12-month period. Furthermore, pursuant to the terms of the Employment Agreement, the Company may from time to time, in its sole discretion, grant to Ms. Jagpal stock options in the capital of the Company (the “Options”) pursuant to the Company’s 2017 Amended and Restated Stock Option Plan (the “SOP”), on the terms and conditions for such participation as established and changed from time to time by the Company in its sole discretion. As contemplated by the Employment Agreement, and subject to necessary corporate approvals, Ms. Jagpal shall receive 50,000 Options, to be granted at the earliest time allowable under the SOP and any of the Company’s blackout provisions.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the complete agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the SOP is not complete and is qualified in its entirety by reference to the complete SOP, a copy of which was included as Exhibit 4.2 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 5, 2021.

Other than as disclosed in this Item 5.02, there are no (i) family relationships between Ms. Jagpal and any director or executive officer of the Company, and the Company has not entered into any transactions with Ms. Jagpal that are reportable pursuant to Item 404(a) of Regulation S-K, nor (ii) arrangements or understandings between Ms. Jagpal and any other persons pursuant to which she will be appointed as an executive officer of the Company.

Mr. Jonathan Tegge (“Mr. Tegge”) will remain in his current role of Interim Chief Financial Officer, principal financial officer and principal accounting officer, including with respect to the filing of the Company’s Form 10-Q for the quarterly period ending December 31, 2023, up to and immediately prior to the Effective Date. In connection with the appointment of Ms. Jagpal as Chief Financial Officer and Corporate Secretary, Mr. Tegge will cease, pursuant to the terms of his resignation delivered to the Company on February 8, 2024, to serve as the Company’s Interim Chief Financial Officer (and likewise, as the Company’s principal financial officer and principal accounting officer) immediately preceding the Effective Date and upon Ms. Jagpal’s appointment as Chief Financial Officer and Corporate Secretary.

Item 7.01	Regulation FD Disclosure.

On February 9, 2024, the Company issued a press release (the “Press Release”) announcing the appointment of Ms. Jagpal as Chief Financial Officer and Corporate Secretary of the Company. A copy of the Press Release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Employment Agreement by and between the Company and Narinder Netta “Neeta” Jagpal, effective February 20, 2024
99.1	News release, dated February 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: February 9, 2024	By:	/s/ Eric A. Adams
Eric A. Adams
President & CEO

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